UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2026

TerrAscend Corp.

(Exact name of Registrant as Specified in Its Charter)

Canada	000-56363	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 City Centre Drive Suite 501
Mississauga, Ontario, Canada		L5B 1M5
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 844 628-3100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)*	Name of each exchange on which registered
N/A	TSNDF	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

* The registrant’s common shares, no par value, trade over-the-counter on OTCQX Best Market under the trading symbol “TSNDF”.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2026, the Board of Directors (the “Board”) of TerrAscend Corp. (the “Company”) appointed Eric Jackson as the Company’s Chief Financial Officer (“CFO”), effective April 27, 2026.

Mr. Jackson, 50, brings more than two decades of finance and operational leadership experience across retail, consumer, and manufacturing sectors. Most recently, since November 2017, he served for over eight years as Executive Vice President and Chief Financial Officer of American Signature, Inc., a multi-location, omnichannel retailer where Mr. Jackson oversaw finance, accounting, treasury, analytics, IT, real estate, and supply chain functions.

Prior to American Signature, Mr. Jackson spent more than 14 years at L Brands, a publicly traded specialty retailer whose portfolio included Victoria’s Secret, PINK, Bath & Body Works, La Senza, and Henri Bendel. He held senior leadership roles across finance and operations, supporting its large-scale retail and merchandising businesses including as Vice President of Finance at L Brands from April to November of 2017, and Vice President at Victoria’s Secret from September 2009 to March 2017. Over the course of his career, Mr. Jackson has driven operational transformation, optimized cost structures, strengthened liquidity management, improved capital efficiency, and streamlined financial and operational processes to support long-term value creation.

Mr. Jackson holds a Bachelor of Science in Business, from Miami University and a Master of Business Administration from The Ohio State University.

In connection with Mr. Jackson’s appointment as Chief Financial Officer, Mr. Jackson entered into an employment agreement (the “Employment Agreement”), effective April 27, 2026. Pursuant to the Employment Agreement, Mr. Jackson is entitled to receive an annual base salary of $450,000 and is eligible, among other things: (i) to receive an annual performance bonus targeted at 60% of his base salary, for which the Company will guarantee payment for the 2026 calendar year, pro rata calculated based on time worked, and which will be discretionary based on the terms and conditions of the Company’s bonus program as in effect from time to time thereafter, (ii) to participate in the Company’s employee benefit programs and plans and (iii) to receive, on an annual basis, restricted stock units (“RSUs”) with a value of up to 75% of his base salary pursuant to the Company’s Share Unit Plan and as determined by the Board from time to time.

Additionally, in connection with his appointment, Mr. Jackson will be granted stock options to purchase 300,000 common shares of TerrAscend Corp. (the “Option Award”) pursuant to the Company’s Stock Option Plan, subject to requisite approvals. The Option Award will vest in four equal annual installments starting on the first anniversary of the grant date, subject to Mr. Jackson’s continued employment with the Company on each applicable vesting date. The Option Award will have a ten-year term.

If Mr. Jackson’s employment is terminated, without cause or he resigns for good reason (each as defined in the Employment Agreement), he will be entitled to receive (i) his annual base salary accrued and unpaid through the date of termination, together with all accrued and unpaid paid time off and expenses reimbursable pursuant to the Employment Agreement (“Earned Pay”), (ii) severance pay equal to his salary over 12 months, payable in regular installments in accordance with the Company’s standard payroll practices (“Severance Pay”); (iii) a lump-sum payment equal to the Company’s share of Mr. Jackson’s medical coverage under the Company’s group health plan for 12 months (the “COBRA Cash Stipend”), (iv) the accelerated vesting of unvested Options and RSUs (granted subject to the provisions of the Stock Option Plan and RSU Plan, respectively) on a pro-rata basis; (v) the full amount of his target bonus (cash or equivalent) for the prior calendar year if it has not yet been paid, and (vi) the full amount of his target bonus (cash or equivalent) for the then current calendar year.

If Mr. Jackson is determined to have a disability (as defined in the Employment Agreement), he will be entitled to continue to receive his salary and continue to participate in the Company’s employee benefit programs and plans for six months. If, following such six-month period, the Company terminates Mr. Jackson’s employment due to a disability, he will be entitled to receive (i) his Earned Pay, (ii) the COBRA Cash Stipend, (iii) his pro rata bonus, and (iv) his vested RSUs and options which shall be paid in accordance with the Share Unit and Stock Option Plan. In the event of Mr. Jackson’s death while employed by the Company, the personal representative of his estate shall be entitled to receive (i) the Earned Pay, (ii) a pro-rated bonus, and (iii) his vested RSUs and options, which shall be paid in accordance with the Share Unit and Stock Option Plan.

If Mr. Jackson’s employment is terminated for cause (as defined in the Employment Agreement), he will be entitled to receive his Earned Pay.

If Mr. Jackson’s employment is terminated without cause or he resigns for good reason within 24 months following a change of control of the Company, Mr. Jackson will be entitled to a cash payment of two times his Severance Pay, two times his COBRA Cash Stipend, the full amount of his target bonus for the prior calendar year if not yet paid, the full amount of his target bonus for the current calendar year, and his Earned Pay. In addition, in the event of a change of control, 100% of Mr. Jackson’s unvested options and RSUs will accelerate and vest immediately.

Payment of the foregoing severance benefits is generally subject to Mr. Jackson’s execution and non-revocation of a waiver and general release of claims.

Under the Employment Agreement, Mr. Jackson is subject to certain restrictive covenant obligations, including non-solicitation and non-competition obligations for 12 months following termination of employment.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed with the Securities and Exchange Commission as Exhibit 10.1 to this filing.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on April 16, 2026 announcing the appointment of Eric Jackson as the Company’s CFO. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, or incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, effective April 27, 2026, by and between TerrAscend USA, Inc. and Eric Jackson.

99.1	Press Release, dated April 16, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TerrAscend Corp.

Date:	April 16, 2026	By:	/s/ Ziad Ghanem
Ziad Ghanem President & Chief Executive Officer